Exhibit 99-a

For Immediate Release
July 26, 2004


        BellSouth Reports Second Quarter Earnings
        o  5.1 million long distance customers
        o  1.7 million DSL customers
        o  25 million Cingular Wireless customers


ATLANTA - BellSouth Corporation (NYSE: BLS) announced second quarter 2004 earnings per share (EPS) from continuing operations of 51 cents, a 4.1 percent increase compared to 49 cents in the second quarter of 2003. See below for special items.

For the quarter, consolidated revenue from continuing operations totaled $5.1 billion, equal to revenue for the same quarter of the previous year. Income from continuing operations was $939 million compared to $908 million in the same quarter a year ago.

Operating free cash flow from continuing operations (defined as net cash provided by operating activities less capital expenditures) totaled $1.3 billion for the second quarter of 2004. Capital expenditures for continuing operations in the second quarter of 2004 were $731 million compared to $677 million in the same period in 2003.

In accordance with Generally Accepted Accounting Principles (GAAP), BellSouth's reported consolidated revenues and consolidated operating expenses from continuing operations do not include the Company's 40 percent share of Cingular Wireless.

Normalized results from continuing operations include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Normalized revenue was $6.7 billion, an increase of 1.6 percent versus the second quarter of 2003. Normalized net income was $938 million, an increase of 2.0 percent compared to $920 million in the same quarter a year ago. Normalized EPS was 51 cents in the second quarter of 2004 compared to 50 cents in the same quarter a year ago.

Communications Group

During the second quarter of 2004, long distance and DSL contributed to the slight increase in Communications Group revenue compared to the same period of 2003. Operating margin for the second quarter of 2004 was 25.9 percent compared to 26.3 percent for the full year of 2003 and 25.6 percent for the previous quarter.

BellSouth added 535,000 mass-market long distance customers during the second quarter of 2004. BellSouth now serves over 5.1 million mass-market long distance customers, representing an almost 40 percent penetration of its mass-market base. This increase was driven by unlimited long distance plans and new flat rate calling plans.

For the second quarter, data revenue was $1.1 billion, up 4.8 percent compared to the same quarter of 2003, driven by DSL and wholesale improvements. BellSouth added 120,000 net DSL customers during the second quarter of 2004, for a total of 1.7 million at quarter-end. In April, BellSouth launched a mass-market DSL service that offers download speeds of up to 3 megabits per second.

Total access lines of 21.8 million at June 30 declined 3.7 percent compared to a year earlier. Residence and business access lines served by BellSouth competitors under UNE-P (unbundled network elements-platform) increased by 216,000 in the second quarter.

Domestic Wireless / Cingular

For the second quarter, Cingular Wireless added 428,000 net cellular/PCS customers bringing its nationwide customer base to 25 million. Subscriber growth was driven by retail postpaid adds, which represented nearly 90 percent of total net adds in the quarter.

BellSouth's share of Cingular's revenue was $1.7 billion in the second quarter of 2004, a gain of 7.3 percent compared to the same quarter a year ago. Revenue growth was driven by a 5.1 percent increase in service revenue, which includes a 110 percent increase in cellular/PCS data revenue. Data revenue grew largely due to the rising popularity of text messaging, downloadable ringtones, games and photo messaging. In part due to increased data revenue in the second quarter, Cingular saw stabilizing trends in cellular/PCS ARPU (average revenue per user). Cingular ARPU was $50.32 down 5.3 percent from the second quarter of 2003 but up
4.9 percent versus the first quarter of 2004. Operating margins improved for the second consecutive quarter increasing 220 basis points to 16.4 percent driven by increased ARPU and lower operating costs.

Cingular completed its nationwide network overlay of next-generation GSM/GPRS technology and is on track to substantially complete its nationwide EDGE high-speed data deployment by the end of the third quarter of this year. GSM provides a strong foundation for deployment of advanced wireless data services and offers customers the widest selection of handsets in the industry.

Advertising & Publishing

Advertising & Publishing revenue was $511 million in the second quarter of 2004, a decrease of 2.7 percent compared to the same quarter a year ago. Operating margin for the second quarter of 2004 was 48.3 percent, a slight improvement over the second quarter of 2003. Segment net income was $150 million compared to $157 million in the second quarter of 2003.

Discontinued Operations: Latin America Group

In March 2004, BellSouth signed a definitive agreement with Telefonica Moviles, the wireless affiliate of Telefonica, S.A., to sell BellSouth's interests in its 10 Latin American operations. The transaction is expected to close in stages as closing conditions are met, with the closings expected to occur in the second half of 2004.

Following generally accepted accounting principles (GAAP), the Company's financial statements reflect results for the Latin American segment in the line item titled Discontinued Operations.

In the second quarter of 2004, BellSouth reported income from discontinued operations of 3 cents per share compared to 2 cents per share in 2003. Income from discontinued operations was $57 million in the second quarter of 2004.

The BellSouth consolidated Latin American operations added 850,000 customers in the second quarter of 2004 for a total of 11.5 million customers served at quarter-end. Consolidated Latin American operations produced $679 million in revenue for the second quarter of 2004.

Special Items

In the second quarter of 2004, there were no differences between reported GAAP Diluted EPS - Income from continuing operations and Normalized Diluted EPS. The following table explains a difference in the second quarter of 2003:

------------------------------------------------------- ------------ -----------
                                                           2Q04         2Q03
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
GAAP Diluted EPS - Income from continuing operations       $0.51        $0.49
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------

------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
Pension / Severance*                                                    $0.01
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------

------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
Normalized Diluted EPS                                     $0.51        $0.50
------------------------------------------------------- ------------ -----------

*Pension / Severance Costs - Costs associated with workforce reductions in 2003.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia and a parent company of Cingular Wireless, the nation's second largest wireless voice and data provider.

Backed by award winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth AnswersSM, residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.comsm and The Real Yellow Pages(R).

More information about BellSouth can be found at www.bellsouth.com.

Further information about BellSouth and Cingular's second quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Participating will be BellSouth CFO, Ron Dykes, and Investor Relations Vice President, Nancy Davis. Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be webcast live beginning at 10:00 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through August 2, 2004 and can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  7429176
International:  706-645-9291 - Reservation number:  7429176

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; (v) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and, BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:
LeAnn Hansen, Media Relations at 404-249-2839
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                        2Q04    2Q03   Growth   1Q04   Growth

    Operating Revenues
      Communications group             $4,562  $4,545    0.4%  $4,485    1.7%
      Advertising and publishing          507     520   -2.5%     479    5.8%
      All other                            14      14    0.0%      12   16.7%
        Total Operating Revenues        5,083   5,079    0.1%   4,976    2.2%
    Operating Expenses
      Cost of services and products 1,789 1,765 1.4% 1,798 -0.5% Selling, general &
       administrative expenses            930     989   -6.0%     909    2.3%
      Depreciation and amortization       914     953   -4.1%     898    1.8%
      Provision for restructuring and
       asset impairments                    8      18  -55.6%      13  -38.5%
        Total Operating Expenses        3,641   3,725   -2.3%   3,618    0.6%
    Operating Income                    1,442   1,354    6.5%   1,358    6.2%
    Interest Expense                      211     233   -9.4%     215   -1.9%
    Other Income (Expense), net           224     298  -24.8%     630  -64.4%
    Income from Continuing Operations
     before Income Taxes, Discontinued
     Operations and Cumulative Effect
     of Changes in Accounting
     Principles                         1,455   1,419    2.5%   1,773  -17.9%
    Provision for Income Taxes            516     511    1.0%     623  -17.2%
    Income from Continuing Operations
     before Discontinued Operations
     and Cumulative Effect of Changes
     in Accounting Principles             939     908    3.4%   1,150  -18.3%
    Income (Loss) from Discontinued
     Operations, net of tax                57      43   32.6%     449  -87.3%
    Income Before Cumulative Effect of
     Changes in Accounting Principles 996 951 4.7% 1,599 -37.7% Cumulative Effect of Changes in
     Accounting Principle                 -       -      N/M*    -        N/M
          Net Income                      996     951    4.7%   1,599  -37.7%

    Diluted:
      Weighted Average Common Shares
       Outstanding                      1,836   1,851   -0.8%   1,838   -0.1%
      Earnings Per Share:
         Income from Continuing
          Operations                    $0.51   $0.49    4.1%   $0.63  -19.0%
         Income from Discontinued
          Operations                    $0.03   $0.02   50.0%   $0.24  -87.5%
         Cumulative Effect of Changes
          in Accounting Principles      $0.00   $0.00     N/M   $0.00     N/M
         Net Income                     $0.54   $0.51    5.9%   $0.87  -37.9%
    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                   $1,442  $1,354    6.5%  $1,358    6.2%
    Operating margin                    28.4%   26.7% 170 bps   27.3% 110 bps

    Declared dividends per share        $0.27   $0.23   17.4%   $0.25    8.0%
    Capital expenditures                 $731    $677    8.0%    $635   15.1%

    Common shares outstanding           1,831   1,847   -0.9%   1,830    0.1%
    Book value per share               $11.75  $10.32   13.9%  $11.48    2.4%


    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.
                                                      Year-to-Date
                                              2004        2003        Growth
    Operating Revenues
      Communications group                   $9,047      $9,053        -0.1%
      Advertising and publishing                986       1,014        -2.8%
      All other                                  26          26         0.0%
        Total Operating Revenues             10,059      10,093        -0.3%
    Operating Expenses
      Cost of services and products           3,587       3,440         4.3%
      Selling, general & administrative
       expenses                               1,839       1,908        -3.6%
      Depreciation and amortization           1,812       1,902        -4.7%
      Provision for restructuring and
       asset impairments                         21         138       -84.8%
        Total Operating Expenses              7,259       7,388        -1.7%
    Operating Income                          2,800       2,705         3.5%
    Interest Expense                            426         491       -13.2%
    Other Income (Expense), net                 854         545        56.7%
    Income from Continuing Operations
     before Income Taxes, Discontinued
     Operations and Cumulative Effect
     of Changes in Accounting
     Principles                               3,228       2,759        17.0%
    Provision for Income Taxes                1,139       1,001        13.8%
    Income from Continuing Operations
     before Discontinued Operations and
     Cumulative Effect of Changes in
     Accounting Principles                    2,089       1,758        18.8%
    Income (Loss) from Discontinued
     Operations, net of tax                     506         108          N/M
    Income Before Cumulative Effect of
     Changes in Accounting Principles         2,595       1,866        39.1%
    Cumulative Effect of Changes in
     Accounting Principle                       -           315      -100.0%
          Net Income                          2,595       2,181        19.0%

    Diluted:
      Weighted Average Common Shares
       Outstanding                            1,837       1,856        -1.0%
      Earnings Per Share:
         Income from Continuing
          Operations                          $1.14       $0.95        20.0%
         Income from Discontinued
          Operations                          $0.28       $0.06          N/M
         Cumulative Effect of Changes in
          Accounting Principles               $0.00       $0.17      -100.0%
         Net Income                           $1.41       $1.18        19.5%
    * - Not meaningful.

    Selected Financial and Operating Data

    Operating income                         $2,800      $2,705         3.5%
    Operating margin                          27.8%       26.8%      100 bps

    Declared dividends per share              $0.52       $0.44        18.2%
    Capital expenditures                     $1,366      $1,265         8.0%

    Common shares outstanding
    Book value per share

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on page 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        2Q04    2Q03   Growth   1Q04   Growth
    Operating Revenues
       Communications group            $4,510  $4,504    0.1%  $4,488    0.5%
       Domestic wireless                1,662   1,549    7.3%   1,577    5.4%
       Advertising and publishing         507     520   -2.5%     479    5.8%
       All other                           14      14    0.0%      12   16.7%
          Total Operating Revenues      6,693   6,587    1.6%   6,556    2.1%

    Operating Expenses
       Cost of services and products 2,320 2,264 2.5% 2,339 -0.8% Selling, general, &
        administrative expenses         1,519   1,490    1.9%   1,464    3.8%
       Depreciation and amortization    1,140   1,156   -1.4%   1,119    1.9%
          Total Operating Expenses      4,979   4,910    1.4%   4,922    1.2%
    Operating Income                    1,714   1,677    2.2%   1,634    4.9%
    Interest Expense                      268     297   -9.8%     272   -1.5%
    Other Income (Expense), net             8      63  -87.3%       4  100.0%
    Income Before Income Taxes          1,454   1,443    0.8%   1,366    6.4%
    Provision for Income Taxes            516     523   -1.3%     478    7.9%
            Net Income                   $938    $920    2.0%    $888    5.6%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,836   1,851   -0.8%   1,838   -0.1%
       Earnings Per Share               $0.51   $0.50    2.0%   $0.48    6.3%

    Selected Financial and Operating Data

    Operating income                   $1,714  $1,677    2.2%  $1,634    4.9%
    Operating margin                     25.6%   25.5% 10 bps    24.9%  70 bps

    Declared dividends per share        $0.27   $0.23   17.4%   $0.25    8.0%
    Capital expenditures                 $731    $677    8.0%    $635   15.1%

    Common shares outstanding           1,831   1,847   -0.9%   1,830    0.1%
    Book value per share               $11.75  $10.32   13.9%  $11.48    2.4%
    Total employees                    64,113  66,170   -3.1%  64,651   -0.8%


    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on page 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                                        Year-to-Date
                                                2004        2003       Growth

    Operating Revenues
        Communications group                   $8,998      $8,973        0.3%
        Domestic wireless                       3,239       3,004        7.8%
        Advertising and publishing                986       1,014       -2.8%
        All other                                  26          26        0.0%
            Total Operating Revenues           13,249      13,017        1.8%

    Operating Expenses
        Cost of services and products           4,659       4,389        6.2%
        Selling, general, & administrative
         expenses                               2,983       2,894        3.1%
        Depreciation and amortization           2,259       2,300       -1.8%
            Total Operating Expenses            9,901       9,583        3.3%
    Operating Income                            3,348       3,434       -2.5%
    Interest Expense                              540         623      -13.3%
    Other Income (Expense), net                    12          93      -87.1%
    Income Before Income Taxes                  2,820       2,904       -2.9%
    Provision for Income Taxes                    994       1,060       -6.2%
              Net Income                       $1,826      $1,844       -1.0%

    Diluted:
        Weighted Average Common Shares
         Outstanding                            1,837       1,856       -1.0%
        Earnings Per Share                      $0.99       $0.99        0.0%

    Selected Financial and Operating Data

    Operating income                           $3,348      $3,434       -2.5%
    Operating margin                            25.3%       26.4%    -110 bps

    Declared dividends per share                $0.52       $0.44       18.2%
    Capital expenditures                       $1,366      $1,265        8.0%

    Common shares outstanding
    Book value per share
    Total employees

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Second Quarter 2004                         Normalizing Items
                                                  Discontinued
                                          Cingular Operations Rounding Normal-
                                    GAAP       A        F                ized
    Operating Revenues             $5,083   $1,610     $-      $-      $6,693
    Operating Expenses              3,641    1,337      -         1     4,979
    Operating Income                1,442      273      -        (1)    1,714
    Interest Expense                  211       57      -       -         268
    Other Income (Expense), net       224     (216)     -       -           8
    Income from Continuing
     Operations before Income
     Taxes                          1,455      -        -        (1)    1,454
    Provision for Income Taxes        516      -        -       -         516
    Income from Continuing
     Operations                       939      -        -        (1)      938
    Income (Loss) from
     Discontinued Operations,
      net of tax                       57      -        (57)    -         -
            Net Income               $996       $0     ($57)    ($1)     $938

    Diluted Earnings Per Share      $0.54    $0.00   ($0.03)  $0.00     $0.51


    Year-to-Date 2004                            Normalizing Items

                                                          Sale of Discontinued
                                               Cingular   Sonofon   Operations
                                        GAAP       A          E          F

    Operating Revenues               $10,059     $3,140      $-         $-
    Operating Expenses                 7,259      2,644       -          -
    Operating Income                   2,800        496       -          -
    Interest Expense                     426        114       -          -
    Other Income (Expense), net          854       (380)     (462)       -
    Income from Continuing
     Operations before Income Taxes    3,228          2      (462)       -
    Provision for Income Taxes         1,139          2      (167)       -
    Income from Continuing
     Operations                        2,089        -        (295)       -
    Income (Loss) from
     Discontinued Operations,
     net of tax                          506        -         -         (506)
            Net Income                $2,595         $0     ($295)     ($506)

    Diluted Earnings Per Share         $1.41      $0.00    ($0.16)    ($0.28)


    Year-to-Date 2004                          Normalizing Items
                                               SC
                                           Settlement    Rounding    Normal
                                               G                     -ized
    Operating Revenues                          $50       $-        $13,249
    Operating Expenses                           (3)         1        9,901
    Operating Income                             53         (1)       3,348
    Interest Expense                            -          -            540
    Other Income (Expense), net                 -          -             12
    Income from Continuing Operations
     before Income Taxes                         53         (1)       2,820
    Provision for Income Taxes                   20        -            994
    Income from Continuing Operations            33         (1)       1,826
    Income (Loss) from Discontinued
     Operations, net of tax                     -          -            -
            Net Income                          $33        ($1)      $1,826

    Diluted Earnings Per Share                $0.02      $0.00        $0.99

    Second Quarter 2003                     Normalizing Items
                                               Pension/ Discontinued Normal-
                                      Cingular Severance Operations   ized
                               GAAP       A         D       F

    Operating Revenues        $5,079    $1,508     $-      $-        $6,587
    Operating Expenses         3,725     1,205    (20)     -          4,910
    Operating Income           1,354       303     20      -          1,677
    Interest Expense             233        64      -      -            297
    Other Income (Expense), net  298      (235)     -      -             63
    Income from Continuing
     Operations before
     Income Taxes              1,419         4     20      -          1,443
    Provision for Income Taxes   511         4      8      -            523
    Income from Continuing
     Operations                  908       -       12      -            920
    Income (Loss) from
     Discontinued Operations,
     net of tax                   43       -        -     (43)        -
    Income Before Cumulative
     Effect of Changes in
     Accounting Principles       951       -       12     (43)          920
    Cumulative Effect of
     Changes in Accounting
     Principles                  -         -        -       -           -
            Net Income          $951        $0    $12    ($43)         $920

    Diluted Earnings
     Per Share                 $0.51     $0.00  $0.01  ($0.02)        $0.50


    Year-to-Date 2003                               Normalizing Items
                                                              A&P
                                                  Cingular Acctg.Change FAS143
                                          GAAP        A         B         C
    Operating Revenues                  $10,093     $2,924     $-        $-
    Operating Expenses                    7,388      2,336      -         -
    Operating Income                      2,705        588      -         -
    Interest Expense                        491        132      -         -
    Other Income (Expense), net             545       (452)     -         -
    Income from Continuing
     Operations before
     Income Taxes                         2,759          4      -         -
    Provision for Income Taxes            1,001          4      -         -
    Income from Continuing Operations     1,758        -        -         -
    Income (Loss) from Discontinued
     Operations, net of tax                 108        -        -         -
    Income Before Cumulative Effect of
     Changes in Accounting Principles     1,866        -        -         -
    Cumulative Effect of Changes in
     Accounting Principles                  315        -        501      (816)
            Net Income                   $2,181         $0     $501     ($816)

    Diluted Earnings Per Share *          $1.18      $0.00    $0.27    ($0.44)

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.


    Year-to-Date 2003                             Normalizing Items
                                       Pension/     Discontinued
                                       Severance    Operations
                                           D             F         Normalized

    Operating Revenues                   $-             $-           $13,017
    Operating Expenses                   (141)           -             9,583
    Operating Income                      141            -             3,434
    Interest Expense                      -              -               623
    Other Income (Expense), net           -              -                93
    Income from Continuing Operations
     before Income Taxes                  141            -             2,904
    Provision for Income Taxes             55            -             1,060
    Income from Continuing Operations      86            -             1,844
    Income (Loss) from Discontinued
     Operations, net of tax               -            (108)            -
    Income Before Cumulative Effect of
     Changes in Accounting Principles      86          (108)           1,844
    Cumulative Effect of Changes in
     Accounting Principles                -              -              -
            Net Income                    $86         ($108)          $1,844

    Diluted Earnings Per Share *        $0.05        ($0.06)           $0.99

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

     BellSouth Corporation
     Notes to Normalized Financial and Operating Data (pages 3 and 4)

     Our normalized earnings have been adjusted for the following:

     (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

     (b) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method - The 2003 amount is a one-time charge to net income of $501.

     (c) Adoption of Financial Accounting Standard No. 143 (FAS 143) - Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

     (d) Pension/Severance Costs - During 2003, the number of employees who voluntarily separated and elected to receive lump-sum retirement benefits exceeded thresholds that require current recognition of deferred losses related to these employees. These costs include $33 after-tax of severance related costs.

     (e) Gain related to the sale of our operations in Denmark.

     (f) Discontinued Operations - In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and thus excluded from normalized results. These amounts are reported net of a $405 tax benefit in the first quarter of 2004, net of a $52 tax expense in the second quarter of 2004, net of a $16 tax benefit in the first quarter of 2003 and net of a $11 tax expense in the second quarter of 2003.

     (g) SC Regulatory Settlement - In April 2004, BellSouth entered into a settlement agreement with the South Carolina Consumer Advocate with respect to previously disclosed litigation (See 2003 10k). The settlement requires among other things, that BellSouth refund $50 million to its South Carolina customers. The refund was recorded in the first quarter 2004 as a reduction to revenue.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                                       Change           Change
                                                         vs.              vs.
                                  June 30, December 31, Prior March 31,  Prior
                                     2004     2003      Year     2004   Quarter
    Assets
    Current Assets:
      Cash and cash equivalents      $6,216   $4,556  $1,660   $5,368    $848
      Accounts receivable, net of
       allowance for uncollectibles
       of $338, $496, and $396        2,436    2,870    (434)   2,385      51
      Material and supplies             319      375     (56)     293      26
      Other current assets              870    1,048    (178)     887     (17)
      Assets of discontinued
       operations                     3,928        0   3,928    3,796     132
        Total Current Assets         13,769    8,849   4,920   12,729   1,040

    Investments and Advances          8,638    8,552      86    8,206     432
    Property, Plant and
     Equipment, net                  22,104   23,807  (1,703)  22,282    (178)
    Deferred Charges and Other
     Assets                           6,033    5,855     178    5,938      95
    Goodwill                            249      342     (93)     249       0
    Intangible Assets, net            1,501    2,297    (796)   1,525     (24)
    Total Assets                    $52,294  $49,702  $2,592  $50,929  $1,365

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one year  $3,262   $3,491   ($229)  $2,618    $644
      Accounts payable                  883    1,339    (456)   1,047    (164)
      Other current liabilities       3,301    3,628    (327)   3,059     242
      Liabilities of discontinued
       operations                     2,469        0   2,469    2,582    (113)
        Total Current Liabilities     9,915    8,458   1,457    9,306     609

    Long-Term Debt                   10,341   11,489  (1,148)  10,506    (165)

    Noncurrent Liabilities:
      Deferred income taxes           6,180    5,349     831    5,694     486
      Other noncurrent liabilities    4,342    4,694    (352)   4,367     (25)
        Total Noncurrent
         Liabilities                 10,522   10,043     479   10,061     461

    Shareholders' Equity:
      Common stock, $1 par value      2,020    2,020       0    2,020       0
      Paid-in capital                 7,748    7,729      19    7,708      40
      Retained earnings              18,126   16,540   1,586   17,626     500
      Accumulated other
       comprehensive income            (460)    (585)    125     (471)     11
      Shares held in trust and
       treasury                      (5,918)  (5,992)     74   (5,827)    (91)
        Total Shareholders' Equity   21,516   19,712   1,804   21,056     460
    Total Liabilities and
     Shareholders' Equity           $52,294  $49,702  $2,592  $50,929  $1,365

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)
                                                                Year-To-Date
                                        2Q04    2Q03    1Q04    2004    2003
    Cash Flows from Operating
     Activities:
    Income from Continuing Operations   $939    $908  $1,150  $2,089  $1,758
    Adjustments to income from
     continuing operations:
      Depreciation and amortization      914     953     898   1,812   1,902
      Provision for uncollectibles        80     128     115     195     287
      Net losses (earnings) of equity
       affiliates                       (151)   (177)   (104)   (255)   (348)
      Deferred income taxes              434     236     169     603     506
      Net (gains) losses on sale or
       impairment of equity
       securities                        -         8       3       3       8
      Pension income                    (121)   (133)   (121)   (242)   (267)
      Pension settlement (gains)
       losses                            -        20     -       -        87
      Stock-based compensation
       expense                            30      33      28      58      60
      (Gain) loss on sale/disposal of
       operations                        -       -      (462)   (462)    -
    Net change in:
      Accounts receivable and other
       current assets                   (110)    169     (14)   (124)     63
      Accounts payable and other
       current liabilities                43     157      41      84     124
      Deferred charges and other
       assets                            (52)     45     (25)    (77)    131
      Other liabilities and deferred
       credits                            17      20       3      20     (36)
    Other reconciling items, net          46      10      47      93      12
      Net cash provided by operating
       activities                      2,069   2,377   1,728   3,797   4,287

    Cash Flows from Investing
     Activities:
    Capital expenditures                (731)   (677)   (635) (1,366) (1,265)
    Investments in debt and equity
     securities                         (276)     (7)   (140)   (416)    (21)
    Proceeds from sale of securities
     and operations                      -        26     559     559      26
    Proceeds from repayment of loans
     and advances                        -     1,899     109     109   1,899
    Settlement of derivatives on
     advances                            -      (352)    (17)    (17)   (352)
    Other investing activities, net       10       2      (5)      5      (1)
      Net cash provided by (used for)
       investing activities             (997)    891    (129) (1,126)    286

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                      23    (186)   (362)   (339)   (398)
    Proceeds from long-term debt         696     -       -       696     -
    Repayments of long-term debt        (214) (1,044)     (7)   (221) (1,556)
    Dividends paid                      (457)   (388)   (457)   (914)   (759)
    Purchase of treasury shares          (99)    (67)    -       (99)   (322)
    Other financing activities, net        3       9      48      51      22
      Net cash used for financing
       activities                        (48) (1,676)   (778)   (826) (3,013)

    Net Increase/(Decrease) in Cash
     from Continuing Operations        1,024   1,592     821   1,845   1,560
    Net Increase/(Decrease) in Cash
     from Discontinued Operations       (176)     88      (9)   (185)     80
      Net Increase (Decrease) in Cash
       and Cash Equivalents              848   1,680     812   1,660   1,640
    Cash and Cash Equivalents at
     Beginning of Period               5,368   2,442   4,556   4,556   2,482
    Cash and Cash Equivalents at End
     of Period                        $6,216  $4,122  $5,368  $6,216  $4,122

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                         2Q04    2Q03   Growth   1Q04  Growth
    Operating Revenues
       Voice                            $3,153  $3,171   -0.6%  $3,169  -0.5%
       Data                              1,116   1,065    4.8%   1,092   2.2%
       Other                               334     350   -4.6%     314   6.4%
          Total Operating Revenues       4,603   4,586    0.4%   4,575   0.6%
    Operating Expenses
       Cost of services and products 1,730 1,712 1.1% 1,745 -0.9% Selling, general, &
        administrative expenses            778     768    1.3%     772   0.8%
       Depreciation and amortization       903     944   -4.3%     888   1.7%
          Total Operating Expenses       3,411   3,424   -0.4%   3,405   0.2%
    Segment Operating Income             1,192   1,162    2.6%   1,170   1.9%
    Interest Expense                        89     101  -11.9%      91  -2.2%
    Other Income (Expense), net              7      18  -61.1%       6  16.7%
    Income Before Income Taxes           1,110   1,079    2.9%   1,085   2.3%
    Provision for Income Taxes             408     400    2.0%     398   2.5%
            Segment Net Income(1)         $702    $679    3.4%    $687   2.2%

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income            $1,192  $1,162    2.6%  $1,170   1.9%
    Segment operating margin             25.9%   25.3%  60 bps   25.6% 30 bps

    Long distance revenues                $479    $305   57.0%    $440   8.9%
    Access minutes of use               22,753  23,053   -1.3%  23,293  -2.3%
    Capital expenditures                  $713    $665    7.2%    $612  16.5%
    (amounts in thousands)
    Wholesale Lines                      3,139   2,359   33.1%   2,960   6.0%
    DSL customers                        1,738   1,225   41.9%   1,618   7.4%
    LD customers                         5,131   2,786   84.2%   4,596  11.6%

    Consumer ARPU (4)                   $55.47  $51.23    8.3%  $53.68   3.3%


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)
                                                       Year-To-Date
                                                2004        2003       Growth

    Operating Revenues
        Voice                                  $6,322      $6,334       -0.2%
        Data                                    2,208       2,155        2.5%
        Other                                     648         673       -3.7%
            Total Operating Revenues            9,178       9,162        0.2%
    Operating Expenses
        Cost of services and products           3,475       3,337        4.1%
        Selling, general, & administrative
         expenses                               1,550       1,532        1.2%
        Depreciation and amortization           1,791       1,881       -4.8%
            Total Operating Expenses            6,816       6,750        1.0%
    Segment Operating Income                    2,362       2,412       -2.1%
    Interest Expense                              180         219      -17.8%
    Other Income (Expense), net                    13          21      -38.1%
    Income Before Income Taxes                  2,195       2,214       -0.9%
    Provision for Income Taxes                    806         826       -2.4%
              Segment Net Income(1)            $1,389      $1,388        0.1%

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income                   $2,362      $2,412       -2.1%
    Segment operating margin                    25.7%       26.3%     -60 bps

    Long distance revenues                       $919        $562       63.5%
    Access minutes of use                      46,046      45,848        0.4%
    Capital expenditures                       $1,325      $1,231        7.6%
    (amounts in thousands)
    Wholesale Lines
    DSL customers
    LD customers

    Consumer ARPU (4)

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service Reported (a)

                                         2Q04    2Q03  Growth    1Q04  Growth
    Access lines
       Residence
           Retail
               Primary                 11,876  12,836   -7.5%  12,200   -2.7%
               Additional               1,447   1,758  -17.7%   1,525   -5.1%
               Total Retail Residence  13,323  14,594   -8.7%  13,725   -2.9%
           Wholesale
               Resale                     127     238  -46.6%     160  -20.6%
               UNE-P                    2,149   1,369   57.0%   1,963    9.5%
              Total Wholesale
               Residence                2,276   1,607   41.6%   2,123    7.2%
       Total Residence                 15,599  16,201   -3.7%  15,848   -1.6%

       Business
           Retail
               Total Retail Business    5,282   5,542   -4.7%   5,354   -1.3%
           Wholesale
               Resale                      63      75  -16.0%      67   -6.0%
               UNE-P                      740     634   16.7%     714    3.6%
              Total Wholesale Business    803     709   13.3%     781    2.8%
       Total Business                   6,085   6,251   -2.7%   6,135   -0.8%

       Other Retail/Wholesale Lines
               Retail                      42     123  -65.9%      48  -12.5%
               Wholesale                   60      43   39.5%      56    7.1%
       Total Other Retail/Wholesale
        Lines                             102     166  -38.6%     104   -1.9%

       Total Access Lines in Service   21,786  22,618   -3.7%  22,087   -1.4%

       ISDN line equivalents
             Residence                     11      16  -31.3%      12   -8.3%
             Business                   1,477   1,516   -2.6%   1,457    1.4%
       Total ISDN Adjusted ALIS        23,274  24,150   -3.6%  23,556   -1.2%
    Access Line Equivalents (b)
       Selected digital data services:
             Unbundled Loops              343     359   -4.5%     354   -3.1%
             DS0 & ADSL                10,695   7,647   39.9%   9,977    7.2%
             DS1                        7,475   7,000    6.8%   7,341    1.8%
             DS3 & higher              32,547  31,832    2.2%  32,154    1.2%
       Total digital data lines in
        service                        51,060  46,838    9.0%  49,826    2.5%

    Total equivalent access lines in
     service                           74,334  70,988    4.7%  73,382    1.3%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
    (b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)
                                         2Q04    2Q03  Growth    1Q04  Growth
    Operating Revenues
       Service revenues (2)            $1,521  $1,447    5.1%  $1,423    6.9%
       Equipment and other revenues       141     102   38.2%     154   -8.4%
          Total Operating Revenues      1,662   1,549    7.3%   1,577    5.4%
    Operating Expenses
       Cost of services and products      579     536    8.0%     584   -0.9%
       Selling, general, &
        administrative expenses           585     507   15.4%     548    6.8%
       Depreciation and amortization      226     203   11.3%     221    2.3%
          Total Operating Expenses      1,390   1,246   11.6%   1,353    2.7%
    Segment Operating Income              272     303  -10.2%     224   21.4%
    Interest Expense                       80      92  -13.0%      79    1.3%
    Other Income (Expense), net           (52)    (39) -33.3%     (47) -10.6%
    Income Before Income Taxes            140     172  -18.6%      98   42.9%
    Provision for Income Taxes             51      68  -25.0%      39   30.8%
            Segment Net Income (1)        $89    $104  -14.4%     $59   50.8%


    Selected Financial and
     Operating Data

    (amounts in millions, except
     customer data in thousands)
                                       2Q04    2Q03    Growth    1Q04   Growth

    Segment operating income           $272    $303    -10.2%    $224    21.4%
    Segment operating margin          16.4%   19.6%  -320 bps   14.2%  220 bps
    Cellular/PCS Operating Metrics:
       Total Customers               10,018   9,056     10.6%   9,847     1.7%
       Net Customer Additions           171     216    -20.8%     222   -23.0%
       Partitioned Customers and/or
        Adjustments                      (1)      6   -116.7%      15  -106.7%
       Churn                           2.7%    2.5%    20 bps    2.7%    0 bps
       Wireless Service ARPU (3)     $50.32  $53.12     -5.3%  $47.95     4.9%
       Minutes Of Use Per Subscriber    523     445     17.5%     488     7.2%
       Licensed POPs (4)                 97      94      3.2%      96     1.0%
       Penetration (4)                11.1%   10.2%    90 bps   10.9%   20 bps
    Cingular Interactive Operating
     Metrics:
       Total Customers                  294     315     -6.7%     307    -4.2%
       Net Customer Additions           (14)    (19)    26.3%      (8)  -75.0%

     (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)
                                                         Year-To-Date
                                                 2004        2003       Growth
    Operating Revenues
        Service revenues (2)                   $2,944      $2,804        5.0%
        Equipment and other revenues              295         200       47.5%
            Total Operating Revenues            3,239       3,004        7.8%
    Operating Expenses
        Cost of services and products           1,163       1,023       13.7%
        Selling, general, & administrative
         expenses                               1,133         994       14.0%
        Depreciation and amortization             447         398       12.3%
            Total Operating Expenses            2,743       2,415       13.6%
    Segment Operating Income                      496         589      -15.8%
    Interest Expense                              159         182      -12.6%
    Other Income (Expense), net                   (99)        (70)     -41.4%
    Income Before Income Taxes                    238         337      -29.4%
    Provision for Income Taxes                     90         132      -31.8%
              Segment Net Income (1)             $148        $205      -27.8%


    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
                                                         Year-To-Date
                                                 2004        2003       Growth

    Segment operating income                     $496        $589      -15.8%
    Segment operating margin                    15.3%       19.6%    -430 bps
    Cellular/PCS Operating Metrics:
        Total Customers                        10,018       9,056       10.6%
        Net Customer Additions                    393         292       34.6%
        Partitioned Customers and/or
         Adjustments                               14           6      133.3%
        Churn                                    2.7%        2.6%      10 bps
        Wireless Service ARPU (3)              $49.15      $51.95       -5.4%
        Minutes Of Use Per Subscriber             505         425       18.8%
        Licensed POPs (4)                          97          94        3.2%
        Penetration (4)                         11.1%       10.2%      90 bps
    Cingular Interactive Operating Metrics:
        Total Customers                           294         315       -6.7%
        Net Customer Additions                    (22)        (12)     -83.3%

     (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)
                                           2Q04   2Q03  Growth   1Q04   Growth
    Operating Revenues
       Advertising and publishing revenues  466    480   -2.9%    466     0.0%
       Commission revenues                   45     45    0.0%     16   181.3%
          Total Operating Revenues          511    525   -2.7%    482     6.0%
    Operating Expenses
       Cost of services                      90     82    9.8%     80    12.5%
       Selling, general, & administrative
        expenses                            167    184   -9.2%    156     7.1%
       Depreciation and amortization          7      7    0.0%      7     0.0%
          Total Operating Expenses          264    273   -3.3%    243     8.6%
    Segment Operating Income                247    252   -2.0%    239     3.3%
    Interest Expense                          2      2    0.0%      2     0.0%
    Other Income (Expense), net               1      2  -50.0%    -       N/M*
    Income Before Income Taxes              246    252   -2.4%    237     3.8%
    Provision for Income Taxes               96     95    1.1%     90     6.7%
            Segment Net Income(1)          $150   $157   -4.5%   $147     2.0%

    Segment operating income               $247   $252   -2.0%   $239     3.3%
    Segment operating margin              48.3%  48.0%  30 bps  49.6% -130 bps

     * - Not meaningful.


    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)
                                                         Year-To-Date
                                                 2004        2003       Growth
    Operating Revenues
        Advertising and publishing revenues       932         961       -3.0%
        Commission revenues                        61          62       -1.6%
            Total Operating Revenues              993       1,023       -2.9%
    Operating Expenses
        Cost of services                          170         160        6.3%
        Selling, general, & administrative
         expenses                                 323         354       -8.8%
        Depreciation and amortization              14          14        0.0%
            Total Operating Expenses              507         528       -4.0%
    Segment Operating Income                      486         495       -1.8%
    Interest Expense                                4           4        0.0%
    Other Income (Expense), net                     1           1        0.0%
    Income Before Income Taxes                    483         492       -1.8%
    Provision for Income Taxes                    186         186        0.0%
              Segment Net Income(1)              $297        $306       -2.9%

    Segment operating income                     $486        $495       -1.8%
    Segment operating margin                    48.9%       48.4%      50 bps

     * - Not meaningful.

    BellSouth Corporation
    Notes

     (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

     (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

     (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business. Consumer ARPU - is defined as consumer revenues during the period divided by average primary access lines during the period. Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

     (4) Licensed POPs refers to the number of people residing in areas where Cingular and its partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where Cingular has not yet commenced service, such as the Salt Lake City area. As a result of the consolidation of Salmon, effective January 1, 2003, Salmon's licensed POPs of 4 million (BellSouth's 40% share) are included in the 2003 total licensed POPs. Penetration calculation is based upon licensed operational POPs of 89 million (BellSouth's 40% share). The New York City metropolitan area is also included in the penetration calculation.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income
                                                                 Year-to-Date
                                           2Q04  2Q03    1Q04    2004    2003
    Communications group segment net
     income                                $702  $679    $687  $1,389  $1,388
    Domestic wireless group segment net
     income                                  89   104      59     148     205
    Advertising and publishing group
     segment net income                     150   157     147     297     306
    Corporate, eliminations and other        (3)  (20)     (5)     (8)    (55)
    Normalized net income                   938   920     888   1,826   1,844
      Add back Excluded non-recurring or
       non-operational items (a)             58    31     711     769     337
    Consolidated GAAP net income           $996  $951  $1,599  $2,595  $2,181


             Free Cash Flow                                      Year-to-Date
                                         2Q04    2Q03    1Q04    2004    2003
    Net cash provided by operating
     activities                        $2,069  $2,377  $1,728  $3,797  $4,287
      Less Capital Expenditures          (731)   (677)   (635) (1,366) (1,265)
    Operating Free Cash Flow           $1,338  $1,700  $1,093  $2,431  $3,022


                 Net Debt
                                             June 30,  December 31,  March 31,
                                                2004        2003        2004
    Total Debt                               $13,603     $14,980     $13,124
      Less Cash                               (6,216)     (4,556)     (5,368)
    Net Debt                                  $7,387     $10,424      $7,756


    Communications Group Operating Income before Depreciation
    and Amortization
                                                                 Year-to-Date
                                         2Q04    2Q03    1Q04    2004    2003
    Operating Revenues                 $4,603  $4,586  $4,575  $9,178  $9,162
    Operating Income                    1,192   1,162   1,170   2,362   2,412
      Add back Depreciation and
       amortization                       903     944     888   1,791   1,881
    Operating Income before
     Depreciation and Amortization     $2,095  $2,106  $2,058  $4,153  $4,293
    Margin                              45.5%   45.9%   45.0%   45.2%   46.9%

     (a) See pages 3 and 4 for detail of excluded items.